                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                      JURISDICTION        YEAR
           NAME                      OF INCORPORATION   ORGANIZED
           ----                      ----------------   ---------
Altera GmbH                          Germany              1989
Altera Foreign Sales Corporation     Barbados             1989
Nihon Altera KK                      Japan                1990
Altera France SARL                   France               1990
Altera Italia s.r.l.                 Italy                1991
Altera (UK) Limited                  United Kingdom       1992
Altera Corporation (M) Sdn Bhd       Malaysia             1995
Altera B.V.B.A.                      Belgium              1996
Altera AB                            Sweden               1996
Altera International, Inc.           Cayman Islands       1997
Altera International Limited         Hong Kong            1997
Altera Taiwan Co., Ltd.              Taiwan               1997